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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                    Current Report Pursuant to Section 13 or
                      15(d) of The Securities Act of 1934



        Date of Report (Date of earliest event reported): June 29, 1995.


                            Williams Controls, Inc.
             (Exact name of registrant as specified in its charter)




Delaware                            0-18083                           84-1099587
(State or other                   (Commission                   (I.R.S. Employer
jurisdiction)                     File Number)               Identification No.)





                  14100 SW 72nd Avenue, Portland, Oregon 97224
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (503) 684-8600




                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets

a) On June 29, 1995 Williams Controls Inc. ("the Company") through its wholly-owned subsidiary, Aptek Williams, Inc. ("Aptek"), exercised its option to purchase the property and plant of Aptek Technologies, Inc. for $4,600,000. As previously reported, the Company acquired substantially all of the assets except real property of Aptek Technologies, Inc. in April 1995. The Company was not able to complete the acquisition of the real estate pending the resolution of certain issues related to the underlying title. The real estate portion of the acquisition was financed by a) a $3,000,000 note, b) $700,000 (211,480 shares) of the Company's stock, and c) cash.

b) Property, plant and equipment includes a 50,000 square foot manufacturing plant on approximately 16 acres of land located in Deerfield Beach, Florida. The Company intends to continue to use this facility for manufacturing purposes.


Item 7.  Financial Statements and Exhibits

a)(4) The necessary data to provide the required financial information is not available at the time of this Form 8-K filing. The required financial information will be filed no later than September 11, 1995.

b)       See a)(4)

c)       Exhibits

         Exhibit
         Number         Description

         2.1(a) Asset Purchase Agreement by and among the Company, Aptek Williams, Inc.,Aptek Technologies, Inc.,Hillsboro Realty Associates and David H. Rush. (Incorporated by reference to Exhibit 2.1(a) to the Registrant's Quarterly Report on Form 10Q for the period ended March 31, 1995.)

         2.1(b) Closing Agreement and Escrow Agreement by and among Hillsboro Realty Associates, Aptek Williams, Inc. and Ricca & Whitmire, P.A. (Incorporated by reference to
                        Exhibit 2.1(a) to the Registrant's Quarterly Report on Form 10Q for the period ended March 31, 1995.)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         Williams Controls, Inc.



July 12, 1995                                            _______________________
                                                         Dale J. Nelson
                                                         Chief Financial Officer